Exhibit 99.1

NEWS RELEASE

CONTACT:

Jason Korstange

(952) 745-2755
www.tcfexpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Third Quarter Earnings and EPS ($.51)

THIRD QUARTER HIGHLIGHTS

•                  Diluted earnings per share of 51 cents

•                  Net income of $65.9 million

•                  Return on average assets of 1.86 percent

•                  Return on average common equity of 26.44 percent

•                  Average Power Assets® increased from the prior year by $1.3 billion, or 15 percent

•                  Average Power Liabilities® increased from the prior year by $952.6 million, or 11.1 percent

•                  Increased checking accounts during the quarter by 14,865 to 1,673,680

•                  Opened five new branches during the quarter; 141 new branches since January 2001

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2006	2005	Change	2006	2005	Change
Net income	$65,927	$65,486.7%		$191,210	$199,592	(4.2)%
Diluted earnings per common share	.51	.50	2.0	1.48	1.50	(1.3)

Financial Ratios (1)
Return on average assets	1.86%	2.07%		1.83%	2.11%
Return on average common equity	26.44	27.41		26.04	28.32
Net interest margin	4.11	4.43		4.19	4.51
Net charge-offs as a percentage of average loans and leases	.09	.85		.10	.31

(1)  Annualized.

WAYZATA, MN, October 18, 2006 — TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 51 cents for the third quarter of 2006, compared with 50 cents for the same 2005 period.  Net income for the third quarter of 2006 was $65.9 million, up from $65.5 million for the third quarter of 2005.  The 2006 third quarter includes $1.3 million in pre-tax gains on sales of fixed assets for an after-tax impact of less than one cent per diluted share.  The 2005 third quarter included $4.9 million in pre-tax gains on sales of fixed assets and mortgage-backed securities for an after-tax impact of three cents per diluted share.

For the third quarter of 2006, return on average assets (“ROA”) was 1.86 percent and return on average common equity (“ROE”) was 26.44 percent, compared with 2.07 percent and 27.41 percent, respectively, for the third quarter of 2005.

Diluted earnings per share for the first nine months of 2006 was $1.48, compared with $1.50 for the same 2005 period.  The first nine months of 2006 includes $5.8 million in pre-tax gains on sales of fixed assets and mortgage servicing rights for an after-tax impact of three cents per diluted share.  The first nine months of 2005 included $20.7 million in pre-tax gains on sales of fixed assets and mortgage-backed securities and a $3.3 million pre-tax commercial loan recovery for a combined after-tax impact of 12 cents per diluted share.

Chief Executive Officer’s Statement

“TCF achieved positive results this quarter despite the continued challenging interest rate environment due to the inverted yield curve,” said Lynn A. Nagorske, Chief Executive Officer.  “Power Asset growth continued to be strong, and net loan and lease charge-offs and delinquencies remain at acceptable levels,” said Nagorske.

-more-

Total Revenue

	Three Months
($ in thousands)	Ended September 30,		Change
	2006	2005	$	%

Net interest income	$135,033	$128,070	$6,963	5.4%
Fees and other revenue:
Fees and service charges	70,777	70,315	462.7
Card revenue	24,353	21,025	3,328	15.8
ATM revenue	9,880	10,646	(766)	(7.2)
Investments and insurance	3,226	2,682	544	20.3
Total banking fees and other revenue	108,236	104,668	3,568	3.4
Leasing and equipment finance	13,372	10,197	3,175	31.1
Other	7,904	7,752	152	2.0
Total fees and other revenue	129,512	122,617	6,895	5.6
Gains on sales of securities	—	995	(995)	(100.0)
Total non-interest income	129,512	123,612	5,900	4.8
Total revenue	$264,545	$251,682	$12,863	5.1

Net interest margin (1)	4.11%	4.43%
Fees and other revenue as a % of:
Total revenue	48.96	48.72
Average assets (1)	3.65	3.88

(1) Annualized.

Net Interest Income

TCF’s net interest income in the third quarter of 2006 was $135 million, up $7 million, or 5.4 percent, from the third quarter of 2005 and was essentially flat with the second quarter of 2006.  Net interest margin in the third quarter of 2006 was 4.11 percent, compared with 4.43 percent for the third quarter of 2005 and 4.22 percent for the second quarter of 2006.  The increase in net interest income from the third quarter of 2005 was primarily attributable to a $1.6 billion, or 13.7 percent, increase in average interest-earning assets, partially offset by the 32 basis point reduction in net interest margin.  The decrease in net interest margin from the third quarter of 2005 and the second quarter of 2006 was primarily due to the continued customer preference for lower-yielding fixed-rate loans and higher-cost market-rate deposits due to the flat or inverted yield curve and higher borrowing costs.

-more-

Non-interest Income

Total non-interest income was $129.5 million for the third quarter of 2006, up $5.9 million, or 4.8 percent, from the same period of 2005.

Banking fees and service charges were $70.8 million for the third quarter of 2006, up $462 thousand, or ..7 percent, from the third quarter of 2005, primarily due to the growth in checking accounts, partially offset by lower customer check volumes.

Card revenues totaled $24.4 million for the third quarter of 2006, up 15.8 percent over the same period in 2005.  The increase in card revenues was primarily attributable to an increase in active accounts and customer transaction volumes and also included $1.4 million of Visa interchange revenue holdbacks from previous periods.

For the third quarter of 2006, ATM revenue was $9.9 million, compared with $10.6 million for the same 2005 period.  The decline in ATM revenue was primarily attributable to continued declines in fees charged to TCF customers for use of non-TCF ATM machines due to expansion of TCF’s ATM network and growth in TCF’s fee free checking products, partially offset by the increased number of TCF customers.

Leasing and equipment finance revenues were $13.4 million for the third quarter of 2006, up $3.2 million, or 31.1 percent, from the 2005 third quarter, primarily due to higher operating lease revenues, up $1.8 million from the third quarter of 2005, and higher sales-type lease revenues.  Sales-type lease revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

Other revenue of $7.9 million in the third quarter of 2006 was essentially flat from the third quarter of 2005 and included a $3.4 million increase in gains on sales of education loans, partially offset by a $1.9 million decrease in gains on sales of fixed assets and an $893 thousand decrease in mortgage banking revenue due to the sale of mortgage servicing rights in the first quarter of 2006.  Due to recent legislative changes to student loan programs, TCF has accelerated the timing of certain education loan sales.  As a result, TCF sold $104.2 million in education loans in the third quarter of 2006 ahead of past practice.

During the 2005 third quarter, TCF sold $99.5 million of mortgage-backed securities and realized gains of $995 thousand.  No such sales or gains occurred in the third quarter of 2006.

-more-

New Branch Expansion

TCF opened five new branches during the third quarter of 2006 and closed one branch.  TCF has now opened 141 new branches since January 2001, representing 31 percent of TCF’s 459 total branches.  TCF plans to open eight new branches in the fourth quarter of 2006, consisting of seven traditional branches and one campus branch.  TCF also plans to close 12 supermarket branches in the fourth quarter of 2006 in Illinois and Michigan.  Eight of these branches will be closed due to the sale of the supermarkets to multiple companies.

	September 30,	September 30,	December 31,
(# of branches)	2006	2005	2000

Total Branches
Minnesota	107	104	84
Illinois	203	199	167
Michigan	63	62	56
Colorado	44	37	12
Wisconsin	36	34	32
Indiana	6	6	1
	459	442	352

New Branches*
Traditional	72	59
Supermarket	63	55
Campus	6	2
Total	141	116
% of Total Branches	31%	26%

* New branches opened since January 1, 2001.

Additional information regarding the results of TCF’s new branches opened since January 1, 2001 is summarized as follows:

	At or For the Three Months Ended
	September 30,
($ in thousands)	2006	2005	Change	% Change

Number of checking accounts	268,694	204,358	64,336	31.5%
Average deposits:
Checking	$415,653	$311,203	$104,450	33.6
Savings	318,460	223,268	95,192	42.6
Money market	36,187	21,521	14,666	68.1
Subtotal	770,300	555,992	214,308	38.5
Certificates of deposit	496,540	199,447	297,093	149.0
Total deposits	$1,266,840	$755,439	$511,401	67.7

Total fees and other revenue (quarter ended)	$19,110	$15,028	$4,082	27.2

-more-

Power Assets®

                TCF’s Power Asset lending operations continue to generate strong growth.  TCF’s average consumer loan balances increased $768 million, or 15.7 percent; average commercial loan balances increased $300.4 million, or 11.3 percent; and leasing and equipment finance balances increased $278.4 million, or 19.5 percent, from the third quarter of 2005.

	Average Balances for the
	Three Months Ended September 30,		Change
($ in thousands)	2006	2005	$	%
Loans and leases*:
Consumer home equity and other:
Home equity:
First mortgage lien	$3,606,754	$3,194,664	$412,090	12.9%
Junior lien	2,006,413	1,653,032	353,381	21.4
Total consumer home equity	5,613,167	4,847,696	765,471	15.8
Other	36,978	34,469	2,509	7.3
Total consumer home equity and other	5,650,145	4,882,165	767,980	15.7
Commercial real estate	2,409,237	2,220,563	188,674	8.5
Commercial business	545,363	433,641	111,722	25.8
Total commercial loans	2,954,600	2,654,204	300,396	11.3
Leasing and equipment finance	1,707,045	1,428,653	278,392	19.5
Power Assets	$10,311,790	$8,965,022	$1,346,768	15.0

*Excludes residential real estate loans, loans held for sale and operating leases.

Power Liabilities®

Average Power Liabilities totaled $9.5 billion for the third quarter of 2006, with an average interest rate of 2.22 percent, an increase of $952.6 million, or 11.1 percent, from the third quarter of 2005.  The growth in average Power Liabilities was primarily driven by increases in Premier Checking, Premier Savings and certificates of deposit, partially offset by declines in other lower-cost interest-bearing checking and savings.  Average custodial balances decreased $101.8 million from the third quarter of 2005 due to the sale of mortgage servicing rights in the first quarter of 2006.  Average Power Liabilities increased $82.8 million, or 3.5 percent (annualized), from the second quarter of 2006.  Growth during the third quarter of 2006 was slower than recent quarters, primarily driven by declines in non-interest bearing checking and other savings, coupled with slower growth in Premier Checking and Premier Savings.  The total number of checking

-more-

accounts was 1,673,680 at September 30, 2006, up 70,507 accounts, or 5.9 percent (annualized) from December 31, 2005.

	Average Balances for the
	Three Months Ended September 30,
($ in thousands)	2006	2005	Change		% Change
Non-interest bearing deposits:
Retail	$1,484,651	$1,539,893	$(55,242)		(3.6)
Small business	615,119	600,374	14,745		2.5
Commercial and custodial	209,365	325,025	(115,660)		(35.6)
Total non-interest bearing deposits	2,309,135	2,465,292	(156,157)		(6.3)
Interest-bearing deposits:
Premier checking	1,021,560	694,835	326,725		47.0
Other checking	840,966	1,004,507	(163,541)		(16.3)
Subtotal	1,862,526	1,699,342	163,184		9.6
Premier savings	942,760	436,690	506,070		115.9
Other savings	1,350,659	1,549,451	(198,792)		(12.8)
Subtotal	2,293,419	1,986,141	307,278		15.5
Money market	609,997	632,293	(22,296)		(3.5)
Subtotal	4,765,942	4,317,776	448,166		10.4
Certificates of deposit	2,431,364	1,770,805	660,559		37.3
Total interest-bearing deposits	7,197,306	6,088,581	1,108,725		18.2
Power Liabilities	$9,506,441	$8,553,873	$952,568		11.1

Average rate on deposits	2.22%	1.23%	99	bps	N/A

N/A Not Applicable.

 Securities Available for Sale and Residential Real Estate Loans

Average balances of securities available for sale (consisting primarily of mortgage-backed securities) and residential real estate loans totaled $2.5 billion for the third quarter of 2006, an increase of $263.6 million from the third quarter of 2005.  The increase was primarily due to mortgage-backed securities purchases of $245.5 million in the first quarter of 2006.  At September 30, 2006, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $39.9 million.

	Average Balances for the
	Three Months Ended September 30,		Change
($ in thousands)	2006	2005	$	%
Securities available for sale	$1,829,917	$1,393,742	$436,175	31.3%
Residential real estate loans	676,454	849,069	(172,615)	(20.3)
Total	$2,506,371	$2,242,811	$263,560	11.8

-more-

Non-interest Expense

Non-interest expense totaled $164.8 million for the third quarter of 2006, up $10.8 million, or 7 percent, from $153.9 million for the third quarter of 2005, primarily due to branch expansion totaling  $5.6 million and a $1.8 million increase in operating lease depreciation.

Compensation and employee benefits increased $4.4 million, or 5.5 percent, from the third quarter of 2005, primarily driven by a $2.3 million increase attributable to branch expansion.

Occupancy and equipment expenses increased $2.7 million, or 10.5 percent, from the third quarter of 2005, primarily due to $1.4 million associated with branch expansion.

Advertising and promotions expenses increased $1.6 million, or 25 percent, from the third quarter of 2005, primarily due to increased promotional expenses for new customers and increased advertising.

Operating lease depreciation increased $1.8 million from the third quarter of 2005, primarily driven by a $39.2 million increase in average operating lease balances in TCF’s leasing and equipment finance subsidiaries.

	Three Months Ended
	September 30,		Change
($ in thousands)	2006	2005	$	%

Compensation and employee benefits	$84,795	$80,402	$4,393	5.5%
Occupancy and equipment	28,664	25,931	2,733	10.5
Advertising and promotions	8,220	6,578	1,642	25.0
Deposit account losses	6,633	6,591	42.6
Operating lease depreciation	3,779	2,008	1,771	88.2
Other	32,669	32,403	266.8
Total non-interest expense	$164,760	$153,913	$10,847	7.0

Credit Quality

At September 30, 2006, TCF’s allowance for loan and lease losses totaled $59.7 million, or .54 percent of loans and leases, compared with $60.4 million, or .59 percent, at December 31, 2005.  The provision for credit losses for the third quarter of 2006 was $2.9 million, down $477 thousand from the third quarter of 2005.  Net loan and lease charge-offs in the third quarter of 2006 were $2.5 million, or .09 percent

-more-

(annualized) of average loans and leases, compared with net charge-offs of $20.8 million, or .85 percent (annualized) for the same 2005 period.  In the third quarter of 2005, TCF charged off its $18.8 million investment in a leveraged lease.  Net loan and lease charge-offs excluding the leveraged lease loss were $2 million, or .08 percent (annualized) of average loans and leases for the third quarter of 2005.

At September 30, 2006, TCF’s over-30-day delinquency rate was .45 percent, up slightly from .43 percent at December 31, 2005.  Non-accrual loans and leases were $27.3 million, or .25 percent of net loans and leases, at September 30, 2006, compared with $29.6 million, or .29 percent, at December 31, 2005.  Total non-performing assets were $55.1 million, or .39 percent of total assets, at September 30, 2006, up from $47.4 million, or .35 percent, at December 31, 2005, primarily due to an increase in commercial real estate.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2006	2005	2006	2005

Allowance for loan and lease losses:
Balance at beginning of period	$59,246	$76,406	$60,396	$79,878
Net (charge-offs) recoveries:
Consumer home equity and other	(1,584)	(886)	(4,342)	(3,211)
Commercial real estate	(148)	(34)	(217)	(68)
Commercial business	23	(140)	(302)	2,330
Leasing and equipment finance	(745)	(19,690)	(3,280)	(21,217)
Residential real estate	(38)	(34)	(105)	(81)
Total	(2,492)	(20,784)	(8,246)	(22,247)
Provision for credit losses	2,917	3,394	7,521	1,385
Balance at end of period	$59,671	$59,016	$59,671	$59,016

Income Taxes

TCF’s income tax expense was $30.9 million for the third quarter of 2006, or 31.94 percent of income before income tax expense, up from $28.9 million, or 30.61 percent, for the comparable 2005 period.  The third quarter of 2006 includes a reduction of income tax expense of $1.2 million related to favorable developments in uncertain tax positions including the closing of certain previous years’ tax returns and developments in income tax audits.  The third quarter of 2005 included a reduction in the effective income

-more-

tax rate related to the increased effect of permanent differences as a percentage of pre-tax income and lower expected state income taxes.

Capital

During the third quarter of 2006, TCF repurchased 500 thousand shares of its common stock at an average cost of $27.10 per share.  TCF has 3.3 million shares remaining in its stock repurchase program authorized by its Board of Directors.

	At September 30,		At September 30,
($ in thousands, except per-share data)	2006		2005

Stockholders’ equity	$1,031,189		$967,069
Stockholders’ equity to total assets	7.21%		7.59%
Book value per common share	$7.88		$7.23

Tier 1 risk-based capital	$902,588	8.69%	$824,690	8.72%
Total risk-based capital	1,162,634	11.20	1,008,858	10.66
Total risk-based capital “well-capitalized” requirement	1,038,216	10.00	946,220	10.00
Excess total risk-based capital over “well-capitalized” requirement	124,418	1.20	62,638.66

Website Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on October 18, 2006 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $14.3 billion in assets.  TCF has 459 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin and Indiana.  Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

-more-

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits or regulatory examinations; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets; and results of litigation, including reductions in card revenues resulting from litigation brought by various merchants or merchant organizations against Visa; or other significant uncertainties.  Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 30,
	2006	2005	$ Change	% Change
Interest income:
Loans and leases	$199,469	$163,178	$36,291	22.2%
Securities available for sale	24,481	17,893	6,588	36.8
Education loans held for sale	3,438	2,759	679	24.6
Investments	862	463	399	86.2
Total interest income	228,250	184,293	43,957	23.9
Interest expense:
Deposits	53,234	26,539	26,695	100.6
Borrowings	39,983	29,684	10,299	34.7
Total interest expense	93,217	56,223	36,994	65.8
Net interest income	135,033	128,070	6,963	5.4
Provision for credit losses	2,917	3,394	(477)	(14.1)
Net interest income after provision for credit losses	132,116	124,676	7,440	6.0
Non-interest income:
Fees and service charges	70,777	70,315	462.7
Card revenue	24,353	21,025	3,328	15.8
ATM revenue	9,880	10,646	(766)	(7.2)
Investments and insurance revenue	3,226	2,682	544	20.3
Subtotal	108,236	104,668	3,568	3.4
Leasing and equipment finance	13,372	10,197	3,175	31.1
Other	7,904	7,752	152	2.0
Fees and other revenue	129,512	122,617	6,895	5.6
Gains on sales of securities available for sale	—	995	(995)	(100.0)
Total non-interest income	129,512	123,612	5,900	4.8
Non-interest expense:
Compensation and employee benefits	84,795	80,402	4,393	5.5
Occupancy and equipment	28,664	25,931	2,733	10.5
Advertising and promotions	8,220	6,578	1,642	25.0
Deposit account losses	6,633	6,591	42.6
Operating lease depreciation	3,779	2,008	1,771	88.2
Other	32,669	32,403	266.8
Total non-interest expense	164,760	153,913	10,847	7.0
Income before income tax expense	96,868	94,375	2,493	2.6
Income tax expense	30,941	28,889	2,052	7.1
Net income	$65,927	$65,486	$441.7

Net income per common share:
Basic	$.51	$.50	$.01	2.0
Diluted	$.51	$.50	$.01	2.0

Dividends declared per common share	$.23	$.2125	$.0175	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	128,408	131,702	(3,294)	(2.5)
Diluted	128,605	132,052	(3,447)	(2.6)

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005	$ Change	% Change
Interest income:
Loans and leases	$565,440	$464,736	$100,704	21.7%
Securities available for sale	73,336	60,713	12,623	20.8
Education loans held for sale	11,990	7,579	4,411	58.2
Investments	2,331	2,609	(278)	(10.7)
Total interest income	653,097	535,637	117,460	21.9
Interest expense:
Deposits	139,328	63,123	76,205	120.7
Borrowings	112,126	84,106	28,020	33.3
Total interest expense	251,454	147,229	104,225	70.8
Net interest income	401,643	388,408	13,235	3.4
Provision for credit losses	7,521	1,385	6,136	N.M.
Net interest income after provision for credit losses	394,122	387,023	7,099	1.8
Non-interest income:
Fees and service charges	203,431	195,008	8,423	4.3
Card revenue	68,599	58,384	10,215	17.5
ATM revenue	28,741	31,173	(2,432)	(7.8)
Investments and insurance revenue	8,608	8,326	282	3.4
Subtotal	309,379	292,891	16,488	5.6
Leasing and equipment finance	37,839	31,982	5,857	18.3
Other	23,415	17,760	5,655	31.8
Fees and other revenue	370,633	342,633	28,000	8.2
Gains on sales of securities available for sale	—	10,671	(10,671)	(100.0)
Total non-interest income	370,633	353,304	17,329	4.9
Non-interest expense:
Compensation and employee benefits	256,046	243,826	12,220	5.0
Occupancy and equipment	84,713	76,081	8,632	11.3
Advertising and promotions	20,691	19,603	1,088	5.6
Deposit account losses	16,319	13,866	2,453	17.7
Operating lease depreciation	10,347	5,171	5,176	100.1
Other	98,614	93,563	5,051	5.4
Total non-interest expense	486,730	452,110	34,620	7.7
Income before income tax expense	278,025	288,217	(10,192)	(3.5)
Income tax expense	86,815	88,625	(1,810)	(2.0)
Net income	$191,210	$199,592	$(8,382)	(4.2)

Net income per common share:
Basic	$1.48	$1.50	$(.02)	(1.3)
Diluted	$1.48	$1.50	$(.02)	(1.3)

Dividends declared per common share	$.69	$.6375	$.0525	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	129,279	132,692	(3,413)	(2.6)
Diluted	129,465	133,054	(3,589)	(2.7)

N.M. Not Meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

	At	At	At	% Change from
	September 30,	December 31,	September 30,	December 31,	September 30,
	2006	2005	2005	2005	2005
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$323,505	$374,701	$361,595	(13.7)%	(10.5)%
Investments	82,801	79,943	79,583	3.6	4.0
Securities available for sale	1,770,427	1,648,615	1,318,787	7.4	34.2
Education loans held for sale	140,240	229,820	230,571	(39.0)	(39.2)
Loans and leases:
Consumer home equity and other	5,780,953	5,187,584	5,035,661	11.4	14.8
Commercial real estate	2,414,058	2,297,500	2,241,069	5.1	7.7
Commercial business	546,517	435,233	438,028	25.6	24.8
Leasing and equipment finance	1,736,801	1,503,794	1,424,317	15.5	21.9
Subtotal	10,478,329	9,424,111	9,139,075	11.2	14.7
Residential real estate	659,476	770,441	815,893	(14.4)	(19.2)
Total loans and leases	11,137,805	10,194,552	9,954,968	9.3	11.9
Allowance for loan and lease losses	(59,671)	(60,396)	(59,016)	1.2	(1.1)
Net loans and leases	11,078,134	10,134,156	9,895,952	9.3	11.9
Premises and equipment	393,283	365,146	352,154	7.7	11.7
Goodwill	152,599	152,599	152,599	—	—
Other assets	356,122	380,380	345,848	(6.4)	3.0
	$14,297,111	$13,365,360	$12,737,089	7.0	12.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,299,646	$4,279,853	$4,218,993.5		1.9
Savings	2,314,740	2,238,204	2,140,483	3.4	8.1
Money market	592,134	677,017	632,367	(12.5)	(6.4)
Subtotal	7,206,520	7,195,074	6,991,843.2		3.1
Certificates of deposit	2,454,469	1,915,620	1,866,425	28.1	31.5
Total deposits	9,660,989	9,110,694	8,858,268	6.0	9.1
Short-term borrowings	376,397	472,126	1,084,933	(20.3)	(65.3)
Long-term borrowings	2,976,133	2,511,010	1,547,690	18.5	92.3
Total borrowings	3,352,530	2,983,136	2,632,623	12.4	27.3
Accrued expenses and other liabilities	252,403	273,058	279,129	(7.6)	(9.6)
Total liabilities	13,265,922	12,366,888	11,770,020	7.3	12.7
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,180,118; 184,386,193 and 184,395,593 shares issued	1,842	1,844	1,844	(.1)	(.1)
Additional paid-in capital	469,642	476,884	475,347	(1.5)	(1.2)
Retained earnings, subject to certain restrictions	1,636,805	1,536,611	1,499,427	6.5	9.2
Accumulated other comprehensive loss	(25,857)	(21,215)	(13,596)	(21.9)	(90.2)
Treasury stock at cost, 53,269,813; 50,609,970 and 50,645,520 shares, and other	(1,051,243)	(995,652)	(995,953)	(5.6)	(5.6)
Total stockholders’ equity	1,031,189	998,472	967,069	3.3	6.6
	$14,297,111	$13,365,360	$12,737,089	7.0	12.2

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Three Months Ended September 30, 2006				At or For the Year Ended December 31, 2005
		Allowance as a % of	Net Charge-offs (Recoveries) (1)			Allowance as a % of	Net Charge-offs (Recoveries)
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer home equity and other	$18,032.31%		$1,584.11%		$16,643.32%		$5,210.11%
Commercial real estate	22,019.91			148.02	21,222.92		(8)	—
Commercial business	7,046	1.29	(23)	(.02)	6,602	1.52	(2,173)	(.51)
Leasing and equipment finance	12,021.69			745.17	15,313	1.02	21,384	1.50
Residential real estate	553.08			38.02	616.08		91.01
Total	$59,671.54		$2,492.09			$60,396.59	$24,504.25

Non-performing assets:				At	At	At	Change from
				September 30,	December 31,	September 30,	December 31,	September 30,
				2006	2005	2005	2005	2005
Non-accrual loans and leases:
Consumer home equity and other				$12,363	$18,410	$9,849	$(6,047)	$2,514
Commercial real estate				5,226	188	188	5,038	5,038
Commercial business				1,337	2,207	2,328	(870)	(991)
Leasing and equipment finance				6,133	6,434	6,808	(301)	(675)
Residential real estate				2,209	2,409	2,515	(200)	(306)
Total non-accrual loans and leases				27,268	29,648	21,688	(2,380)	5,580
Other real estate owned:
Residential real estate				20,712	14,877	13,919	5,835	6,793
Commercial real estate				7,156	2,834	2,886	4,322	4,270
Total other real estate owned				27,868	17,711	16,805	10,157	11,063
Total non-performing assets				$55,136	$47,359	$38,493	$7,777	$16,643

Over 30-day delinquency data (2):			At September 30,		At December 31,		At September 30,
			2006		2005		2005
			Principal	% of	Principal	% of	Principal	% of
			Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other			$25,808.45%			$18,556.36%	$17,351.35%
Commercial real estate				4,697.19	10,038.44		36	—
Commercial business				340.06	819.19		370.08
Leasing and equipment finance				8,849.51	6,182.41		5,651.40
Residential real estate			10,018	1.52	8,009	1.04	7,610.94
Total			$49,712.45			$43,604.43	$31,018.31

				At	At	At	Change from
				September 30,	December 31,	September 30,	December 31,	September 30,
				2006	2005	2005	2005	2005
Accruing loans and leases 90 or more days past due				$9,243	$6,475	$5,011	$2,768	$4,232

Potential Problem Loans and Leases (3):				At	At	At	Change from
				September 30,	December 31,	September 30,	December 31,	September 30,
				2006	2005	2005	2005	2005
Commercial real estate				$25,878	$35,341	$28,228	$(9,463)	$(2,350)
Commercial business				12,493	11,793	13,367	700	(874)
Leasing and equipment finance				11,707	7,648	9,850	4,059	1,857
				$50,078	$54,782	$51,445	$(4,704)	$(1,367)

(1)	Annualized.
(2)	Excludes non-accrual loans and leases.
(3)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$72,393	$862	4.74%	$91,355	$463	2.02%
Securities available for sale	1,829,917	24,481	5.35	1,393,742	17,893	5.14
Education loans held for sale	190,724	3,438	7.15	206,850	2,759	5.29
Loans and leases:
Consumer home equity:
Fixed-rate	4,027,680	69,705	6.87	2,454,762	41,317	6.68
Variable-rate	1,585,487	35,605	8.91	2,392,934	43,543	7.22
Consumer - other	36,978	961	10.31	34,469	815	9.38
Total consumer home equity and other	5,650,145	106,271	7.46	4,882,165	85,675	6.96
Commercial real estate:
Fixed- and adjustable-rate	1,699,431	26,936	6.29	1,398,341	21,687	6.15
Variable-rate	709,806	14,256	7.97	822,222	13,003	6.27
Total commercial real estate	2,409,237	41,192	6.78	2,220,563	34,690	6.20
Commercial business:
Fixed- and adjustable-rate	142,293	2,265	6.32	85,611	1,268	5.88
Variable-rate	403,070	7,724	7.60	348,030	5,284	6.02
Total commercial business	545,363	9,989	7.27	433,641	6,552	5.99
Leasing and equipment finance	1,707,045	32,174	7.54	1,428,653	24,082	6.74
Subtotal	10,311,790	189,626	7.31	8,965,022	150,999	6.69
Residential real estate	676,454	9,843	5.81	849,069	12,179	5.73
Total loans and leases	10,988,244	199,469	7.21	9,814,091	163,178	6.61
Total interest-earning assets	13,081,278	228,250	6.94	11,506,038	184,293	6.37
Other assets	1,125,110			1,125,499
Total assets	$14,206,388			$12,631,537

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,484,651			$1,539,893
Small business	615,119			600,374
Commercial and custodial	209,365			325,025
Total non-interest bearing deposits	2,309,135			2,465,292
Interest-bearing deposits:
Premier checking	1,021,560	8,389	3.26	694,835	4,654	2.66
Other checking	840,966	485.23		1,004,507	593.23
Subtotal	1,862,526	8,874	1.89	1,699,342	5,247	1.22
Premier savings	942,760	10,291	4.33	436,690	3,529	3.21
Other savings	1,350,659	3,240.95		1,549,451	2,612.67
Subtotal	2,293,419	13,531	2.34	1,986,141	6,141	1.23
Money market	609,997	4,062	2.64	632,293	2,091	1.31
Subtotal	4,765,942	26,467	2.20	4,317,776	13,479	1.24
Certificates of deposit	2,431,364	26,767	4.37	1,770,805	13,060	2.93
Total interest-bearing deposits	7,197,306	53,234	2.93	6,088,581	26,539	1.73
Total deposits	9,506,441	53,234	2.22	8,553,873	26,539	1.23
Borrowings:
Short-term borrowings	619,683	8,372	5.36	1,037,240	9,212	3.52
Long-term borrowings	2,780,532	31,611	4.51	1,757,968	20,472	4.62
Total borrowings	3,400,215	39,983	4.67	2,795,208	29,684	4.22
Total deposits and borrowings	12,906,656	93,217	2.87	11,349,081	56,223	1.97
Other liabilities	302,513			326,976
Total liabilities	13,209,169			11,676,057
Stockholders’ equity	997,219			955,480
Total liabilities and stockholders’ equity	$14,206,388			$12,631,537

Net interest income and margin		$135,033	4.11%		$128,070	4.43%
(1) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$70,748	$2,331	4.40%	$99,502	$2,609	3.50%
Securities available for sale	1,830,902	73,336	5.34	1,567,059	60,713	5.17
Education loans held for sale	233,135	11,990	6.88	209,184	7,579	4.84
Loans and leases:
Consumer home equity:
Fixed-rate	3,702,181	188,288	6.80	2,088,550	104,784	6.71
Variable-rate	1,712,454	109,940	8.58	2,561,936	130,074	6.79
Consumer - other	35,563	2,675	10.06	34,836	2,379	9.13
Total consumer home equity and other	5,450,198	300,903	7.38	4,685,322	237,237	6.77
Commercial real estate:
Fixed- and adjustable-rate	1,647,602	76,869	6.24	1,363,805	62,664	6.14
Variable-rate	731,770	41,478	7.58	832,689	35,775	5.74
Total commercial real estate	2,379,372	118,347	6.65	2,196,494	98,439	5.99
Commercial business:
Fixed- and adjustable-rate	128,677	5,983	6.22	78,117	3,368	5.76
Variable-rate	370,094	20,299	7.33	346,674	14,379	5.55
Total commercial business	498,771	26,282	7.05	424,791	17,747	5.59
Leasing and equipment finance	1,622,257	88,830	7.30	1,410,381	72,006	6.81
Subtotal	9,950,598	534,362	7.18	8,716,988	425,429	6.52
Residential real estate	713,947	31,078	5.81	917,240	39,307	5.72
Total loans and leases	10,664,545	565,440	7.09	9,634,228	464,736	6.45
Total interest-earning assets	12,799,330	653,097	6.82	11,509,973	535,637	6.22
Other assets	1,131,129			1,099,713
Total assets	$13,930,459			$12,609,686

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,531,943			$1,566,767
Small business	603,469			573,240
Commercial and custodial	241,720			316,749
Total non-interest bearing deposits	2,377,132			2,456,756
Interest-bearing deposits:
Premier checking	987,094	23,343	3.16	578,967	9,709	2.24
Other checking	881,323	1,553.24		1,056,178	1,517.19
Subtotal	1,868,417	24,896	1.78	1,635,145	11,226.92
Premier savings	860,191	26,202	4.07	355,164	7,340	2.76
Other savings	1,402,084	9,324.89		1,586,367	6,394.54
Subtotal	2,262,275	35,526	2.10	1,941,531	13,734.95
Money market	629,904	11,037	2.34	637,696	4,726.99
Subtotal	4,760,596	71,459	2.01	4,214,372	29,686.94
Certificates of deposit	2,230,458	67,869	4.07	1,691,121	33,437	2.64
Total interest-bearing deposits	6,991,054	139,328	2.66	5,905,493	63,123	1.43
Total deposits	9,368,186	139,328	1.99	8,362,249	63,123	1.01
Borrowings:
Short-term borrowings	622,455	23,015	4.94	977,750	22,200	3.04
Long-term borrowings	2,656,410	89,111	4.48	1,981,558	61,906	4.18
Total borrowings	3,278,865	112,126	4.57	2,959,308	84,106	3.80
Total deposits and borrowings	12,647,051	251,454	2.66	11,321,557	147,229	1.74
Other liabilities	304,525			348,543
Total liabilities	12,951,576			11,670,100
Stockholders’ equity	978,883			939,586
Total liabilities and stockholders’ equity	$13,930,459			$12,609,686
Net interest income and margin		$401,643	4.19%		$388,408	4.51%

(1) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2006	2006	2006	2005	2005
Interest income:
Loans and leases	$199,469	$188,988	$176,983	$171,436	$163,178
Securities available for sale	24,481	25,156	23,699	20,766	17,893
Education loans held for sale	3,438	4,205	4,347	3,342	2,759
Investments	862	792	677	841	463
Total interest income	228,250	219,141	205,706	196,385	184,293
Interest expense:
Deposits	53,234	46,247	39,847	34,283	26,539
Borrowings	39,983	37,452	34,691	32,820	29,684
Total interest expense	93,217	83,699	74,538	67,103	56,223
Net interest income	135,033	135,442	131,168	129,282	128,070
Provision for credit losses	2,917	3,097	1,507	3,637	3,394
Net interest income after provision for credit losses	132,116	132,345	129,661	125,645	124,676
Non-interest income:
Fees and service charges	70,777	71,099	61,555	67,716	70,315
Card revenue	24,353	22,984	21,262	21,419	21,025
ATM revenue	9,880	9,762	9,099	9,557	10,646
Investments and insurance revenue	3,226	2,894	2,488	2,339	2,682
Subtotal	108,236	106,739	94,404	101,031	104,668
Leasing and equipment finance	13,372	12,552	11,915	15,405	10,197
Other	7,904	4,331	11,180	8,590	7,752
Fees and other revenue	129,512	123,622	117,499	125,026	122,617
Gains on sales of securities available for sale	—	—	—	—	995
Total non-interest income	129,512	123,622	117,499	125,026	123,612
Non-interest expense:
Compensation and employee benefits	84,795	85,083	86,168	82,700	80,402
Occupancy and equipment	28,664	27,998	28,051	27,819	25,931
Advertising and promotions	8,220	6,755	5,716	6,088	6,578
Deposit account losses	6,633	5,673	4,013	6,607	6,591
Operating lease depreciation	3,779	3,405	3,163	2,164	2,008
Other	32,669	33,132	32,813	33,100	32,403
Total non-interest expense	164,760	162,046	159,924	158,478	153,913
Income before income tax expense	96,868	93,921	87,236	92,193	94,375
Income tax expense	30,941	26,860	29,014	26,653	28,889
Net income	$65,927	$67,061	$58,222	$65,540	$65,486

Net income per common share:
Basic	$.51	$.52	$.45	$.50	$.50
Diluted	$.51	$.52	$.45	$.50	$.50

Dividends declared per common share	$.23	$.23	$.23	$.2125	$.2125

Financial Ratios:

Return on average assets (1)	1.86%	1.92%	1.71%	2.01%	2.07%
Return on average common equity (1)	26.44	27.75	23.82	27.09	27.41
Net interest margin (1)	4.11	4.22	4.25	4.31	4.43
Net charge-offs as a percentage of average loans and leases (1)	.09	.12	.10	.09	.85
Average total equity to average assets	7.02%	6.92%	7.18%	7.40%	7.56%
(1) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2006	2006	2006	2005	2005

ASSETS

Cash and due from banks	$322,484	$325,715	$332,293	$346,555	$346,065
Investments	72,393	69,176	70,655	83,027	91,355
Securities available for sale	1,829,917	1,880,671	1,781,586	1,577,967	1,393,742
Education loans held for sale	190,724	228,492	281,185	230,623	206,850
Loans and leases:
Consumer home equity:
Fixed-rate	4,027,680	3,721,249	3,350,168	2,944,673	2,454,762
Variable-rate	1,585,487	1,689,402	1,865,549	2,120,363	2,392,934
Consumer - other	36,978	34,854	34,833	34,544	34,469
Total consumer home equity and other	5,650,145	5,445,505	5,250,550	5,099,580	4,882,165
Commercial real estate:
Fixed- and adjustable-rate	1,699,431	1,672,865	1,569,077	1,451,488	1,398,340
Variable-rate	709,806	725,560	760,502	809,855	822,223
Total commercial real estate	2,409,237	2,398,425	2,329,579	2,261,343	2,220,563
Commercial business:
Fixed- and adjustable-rate	142,293	127,702	115,745	106,974	85,611
Variable-rate	403,070	372,828	333,619	321,436	348,030
Total commercial business	545,363	500,530	449,364	428,410	433,641
Leasing and equipment finance	1,707,045	1,624,781	1,533,034	1,461,491	1,428,653
Subtotal	10,311,790	9,969,241	9,562,527	9,250,824	8,965,022
Residential real estate	676,454	714,433	751,782	792,245	849,069
Total loans and leases	10,988,244	10,683,674	10,314,309	10,043,069	9,814,091
Allowance for loan and lease losses	(59,537)	(59,524)	(59,488)	(59,509)	(76,207)
Net loans and leases	10,928,707	10,624,150	10,254,821	9,983,560	9,737,884
Premises and equipment	388,099	381,174	372,746	358,505	345,641
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	321,465	305,771	364,809	336,464	357,401
	$14,206,388	$13,967,748	$13,610,694	$13,069,300	$12,631,537

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,484,651	$1,557,933	$1,554,007	$1,492,418	$1,539,893
Small business	615,119	604,776	590,240	623,310	600,374
Commercial and custodial	209,365	234,188	282,409	295,910	325,025
Total non-interest bearing deposits	2,309,135	2,396,897	2,426,656	2,411,638	2,465,292
Interest-bearing deposits:
Premier checking	1,021,560	1,000,749	938,055	827,742	694,835
Other checking	840,966	893,800	909,960	936,517	1,004,507
Subtotal	1,862,526	1,894,549	1,848,015	1,764,259	1,699,342
Premier savings	942,760	855,979	780,046	640,444	436,690
Other savings	1,350,659	1,415,767	1,440,818	1,475,505	1,549,451
Subtotal	2,293,419	2,271,746	2,220,864	2,115,949	1,986,141
Money market	609,997	610,766	669,602	649,123	632,293
Subtotal	4,765,942	4,777,061	4,738,481	4,529,331	4,317,776
Certificates of deposit	2,431,364	2,249,694	2,005,639	1,886,787	1,770,805
Total interest-bearing deposits	7,197,306	7,026,755	6,744,120	6,416,118	6,088,581
Total deposits	9,506,441	9,423,652	9,170,776	8,827,756	8,553,873
Borrowings:
Short-term borrowings	619,683	573,418	674,868	739,372	1,037,240
Long-term borrowings	2,780,532	2,703,623	2,481,793	2,207,711	1,757,968
Total borrowings	3,400,215	3,277,041	3,156,661	2,947,083	2,795,208
Accrued expenses and other liabilities	302,513	300,436	305,672	326,693	326,976
Total liabilities	13,209,169	13,001,129	12,633,109	12,101,532	11,676,057
Stockholders’ equity:
Common stock	1,842	1,842	1,843	1,844	1,844
Additional paid-in capital	468,271	467,768	469,062	475,334	471,847
Retained earnings	1,611,335	1,573,856	1,541,523	1,510,336	1,473,273
Accumulated other comprehensive loss	(37,225)	(48,838)	(24,638)	(24,157)	(3,104)
Treasury stock at cost and other	(1,047,004)	(1,028,009)	(1,010,205)	(995,589)	(988,380)
	997,219	966,619	977,585	967,768	955,480
	$14,206,388	$13,967,748	$13,610,694	$13,069,300	$12,631,537

Supplemental Information:
Securities available for sale	$1,829,917	$1,880,671	$1,781,586	$1,577,967	$1,393,742
Residential real estate loans	676,454	714,433	751,782	792,245	849,069
Total securities available for sale and residential real estate loans	$2,506,371	$2,595,104	$2,533,368	$2,370,212	$2,242,811

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2006	2006	2006	2005	2005

ASSETS

Investments	4.74%	4.59%	3.86%	4.03%	2.02%
Securities available for sale	5.35	5.35	5.32	5.26	5.14
Education loans held for sale	7.15	7.38	6.27	5.75	5.29
Loans and leases:
Consumer home equity:
Fixed-rate	6.87	6.80	6.72	6.66	6.68
Variable-rate	8.91	8.69	8.20	7.68	7.22
Consumer - other	10.31	10.60	9.23	9.58	9.38
Total consumer home equity and other	7.46	7.41	7.26	7.11	6.96
Commercial real estate:
Fixed- and adjustable-rate	6.29	6.24	6.18	6.16	6.15
Variable-rate	7.97	7.60	7.18	6.75	6.27
Total commercial real estate	6.78	6.65	6.51	6.37	6.20
Commercial business:
Fixed- and adjustable-rate	6.32	6.18	6.13	5.90	5.88
Variable-rate	7.60	7.47	6.85	6.41	6.02
Total commercial business	7.27	7.14	6.66	6.29	5.99
Leasing and equipment finance	7.54	7.23	7.12	7.00	6.74
Subtotal	7.31	7.18	7.03	6.87	6.69
Residential real estate	5.81	5.80	5.80	5.73	5.73
Total loans and leases	7.21	7.09	6.94	6.78	6.61

Total interest-earning assets	6.94	6.83	6.68	6.54	6.37

LIABILITIES

Interest-bearing deposits:
Premier checking	3.26	3.18	3.04	2.97	2.66
Other checking	.23	.23	.25	.23	.23
Subtotal	1.89	1.79	1.67	1.52	1.22
Premier savings	4.33	4.04	3.79	3.66	3.21
Other savings	.95	.84	.88	.81	.67
Subtotal	2.34	2.04	1.90	1.67	1.23
Money market	2.64	2.25	2.15	1.78	1.31
Subtotal	2.20	1.97	1.84	1.63	1.24
Certificates of deposit	4.37	4.07	3.70	3.30	2.93
Total interest-bearing deposits	2.93	2.64	2.40	2.12	1.73

Total deposits	2.22	1.97	1.76	1.54	1.23

Borrowings:
Short-term borrowings	5.36	4.99	4.51	4.09	3.52
Long-term borrowings	4.51	4.50	4.44	4.53	4.62
Total borrowings	4.67	4.58	4.45	4.42	4.22

Total interest-bearing liabilities	2.87	2.64	2.45	2.26	1.97

Net interest margin	4.11%	4.22%	4.25%	4.31%	4.43%

(1)  Annualized.

###